AIRCRAFT PURCHASE AGREEMENT

       AGREEMENT dated as of October 10, 1997 between Ivanhoe
Capital Aviation L.L.C., a Delaware limited liability company
(the "Seller"), and Golden Nugget Aviation Corp., a Nevada corporation (the "Buyer").

       1.Definitions. (a) Each of the following terms, when capitalized, is used herein with the meaning set forth in the Section or other part of this Agreement identified opposite such term below:

       Broker                          14(a)
       Buyer                        Preamble
       Delivery Date                    4(a)
       Deposit                          3(b)
       Escrow Agent                     3(b)
       Event of Loss                      11
       Force Majeure Event             11(a)
       Outside Date                     4(a)
       Purchase Price                   3(a)
       Seller                       Preamble
       Specified Discrepancy            5(b)
       Warranties                       4(e)

        (b) Each of the following terms, when capitalized, is used herein with the meaning set forth below:

       "Aircraft" means, collectively, the Airframe with the Engines installed thereon and the Aircraft Documents.

       "Aircraft Documents" means the log books, system and component manuals, flight and operation manuals, checklists and other records and documents pertaining to the operation and maintenance of the Aircraft, including without limitation any FAA certificates (including without limitation the Certificate of Airworthiness with respect to the Aircraft, which will be on board the Aircraft at delivery to the Buyer), all service tags relating to components on board the Aircraft and all records required by applicable FAA regulations to be maintained by the operator of the Aircraft.

       "Airframe" means one used Falcon DA2000 aircraft bearing manufacturer's serial number 011 and FAA registration number N101NS, together with all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment or property installed on or attached to such airframe, including without limitation the items listed on Exhibit A. The "Airframe" does not include the Engines (or any other engines) installed thereon.
                            EXHIBIT 10.12

       "Dollars" and "$" refer to United States Dollars.

       "Engine" means each of two used AlliedSignal CFE738-1-1B aircraft engines bearing manufacturer's serial numbers 105126 and 105127 (or another engine substituted therefor pursuant to Section 11), together in each case with all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment or property installed on or attached to such engine (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof).

       "FAA" means the United States Federal Aviation
Administration.

       "FAAct" means Part A of Subtitle VII of the United States
Transportation Code (49 U.S.C. pp 40101 et. seq. ), as amended from time to time.

       2.Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Seller will sell and deliver to the Buyer, and the Buyer will purchase and accept from the Seller, the Aircraft.

       3.Purchase Price and Payment Terms. (a) The purchase price for the Aircraft will be Nineteen Million, Three Hundred Thousand Dollars ($19,300,000) (the "Purchase Price"). The Purchase Price will be paid to the Seller on the Delivery Date. All payments will be paid in Dollars and immediately available funds, and will be made by wire transfer to an account of the Seller designated by notice to the Buyer or in another manner specified by the Seller by notice to the Buyer

       (b) Not later than October 14, 1997, the Buyer will deposit with AIC Title Service, Oklahoma City, Oklahoma (the "Escrow Agent") $1,900,000 as a deposit (the "Deposit") against full payment of the Purchase Price at delivery of the Aircraft. If the Buyer fails to make the Deposit when due, the Buyer will have materially breached this Agreement and the Seller may terminate its obligation to sell the Aircraft to the Buyer by notice to the Buyer (which termination will be without prejudice to the Seller's remedies for the Buyer's breach of its obligations hereunder, including the obligation to purchase the Aircraft). If the Buyer repudiates this Agreement or fails to accept the Aircraft and pay the Purchase Price on the Delivery Date, notwithstanding the satisfaction or waiver of each of the conditions set forth in Section 6(b), the Escrow Agent will pay the entire Deposit over to the Seller, and thereafter the Seller may apply the Deposit at any time (or in part from time to time) against the Seller's damages for the Buyer's breach of this Agreement, and may retain the Deposit until the Seller has ascertained the amount of such damages by selling the Aircraft to another party or otherwise. If at the end of the Outside Date the Seller has failed to deliver the Aircraft to the Buyer, notwithstanding the satisfaction or waiver of each of the conditions set forth in Section 6(a), the Escrow Agent will return the Deposit to the Buyer and the Buyer will have such other rights and remedies as it may have at law or in equity as a result of the Seller's breach of its obligations hereunder. Buyer and Seller will each bear one-half of the Escrow Agent's fee.

       4.Delivery. (a) The Seller will deliver the Aircraft to the Buyer in Las Vegas, Nevada or another delivery location in the United States designated by the Seller and reasonably acceptable to the Buyer, against payment of the Purchase Price, and the Buyer will accept delivery of the Aircraft from the Seller at the delivery location, on a business day mutually agreed upon by the Seller and the Buyer (the "Delivery Date"), which will be on or about October 21, 1997 and in any event not later than the Outside Date. The "Outside Date" means October 31, 1997 or if, as a result of a Force Majeure Event referred to in
Section 11(a), the Seller is not able to deliver the Aircraft until after October 31, 1997, such later date (but not, in any event, later than December 1, 1997) when the Seller is able to deliver the Aircraft.

       (b) On the Delivery Date the Seller will execute and deliver to the Buyer, against payment of the Purchase Price:
(i) a long-form bill of sale in substantially the form of Exhibit B and (ii) an FAA bill of sale (FAA Form 8050-2) identifying the Aircraft, in each case naming as transferee the Buyer or another person designated by the Buyer. On the Delivery Date the Seller will deliver to the Buyer, with the Aircraft, the FAA Certificate of Airworthiness with respect to the Aircraft.

       (c) On the Delivery Date, upon tender of delivery of the Aircraft, the Buyer will deliver to the Seller a duly executed certificate of acceptance in substantially the form of Exhibit C.

       (d) Upon delivery of the Aircraft, payment of the Purchase Price, and delivery of the documents described in subsections (b) and (c) above, title to the Aircraft and the risk of loss thereof will pass from the Seller to the Buyer.

       (e) The Seller hereby assigns to the Buyer, effective upon delivery of the Aircraft, payment of the Purchase Price and delivery of the documents described in subsections (b) and (c) above, all of the Seller's right, title and interest in, to and under all warranties, guaranties, indemnities and product agreements of manufacturers of the Aircraft, any Engine included therein or any part or component thereof ("Warranties"), but only to the extent that such Warranties are in effect and are assignable to the Buyer without cost to the Seller (other than any cost paid by the Buyer in advance, at the Buyer's option). The Seller shall enforce on the Buyer's behalf such Warranties as are not assignable to the Buyer, but the Buyer shall pay any costs and expenses incurred by the Seller in rendering such assistance.

       5.Delivery Condition; Inspection. (a) At delivery:

    (i) the Aircraft will be airworthy and clean in accordance with normal standards for executive aircraft;

    (ii) the Aircraft will include all parts and equipment required for normal operation by the Seller and such parts and equipment shall be functional per manufacturer's specifications;

   (iii) each Engine will be installed on the Aircraft and functional per manufacturer's specifications;

    (iv) the Aircraft and each Engine will be in the same condition as when last inspected by the Buyer prior to the date of this Agreement, ordinary wear and tear excepted;

    (v) all FAA Airworthiness Directives and Mandatory Service Bulletins relating to the Aircraft and requiring compliance before the Delivery Date will have been complied with, and the Aircraft will be current with all required inspections (if any);

    (vi) the Aircraft will comply with applicable FAA requirements for continued operation under Part 91 of the United
States Federal Aviation Regulations;

    (vii) the Aircraft shall have no record of accidents or damage;

    (viii) all discrepancies that affect the airworthiness, or otherwise materially affect the value or utility of the Aircraft, shall have been corrected at Seller's expense or (only in the case of such discrepancies that do not affect the airworthiness of the Aircraft) the Seller shall have agreed in writing to remedy such discrepancies at its expense within one year after the Delivery Date;

    (ix) the Aircraft shall have no evidence of corrosion, other than small amounts of surface corrosion typically found on used aircraft;

    (x) the Seller shall have maintained the Aircraft Documents as required by applicable law and applicable FAA regulations, and the information therein shall be true, correct and complete in all material respects; and

    (xi) the information set forth on Exhibit A shall be true and correct in all material respects and the Airframe shall have not more than 1,050 flight hours since original delivery from the manufacturer (excluding flight hours during the Buyer's pre-purchase inspection and en route from Little Rock, Arkansas to the delivery location).

       (b) The Seller will permit the Buyer to conduct, at the Buyer's expense, a customary pre-purchase inspection of the Aircraft at the manufacturer's facility in Little Rock, Arkansas. The Buyer will cause such inspection to be completed as expeditiously as reasonably possible, and in any event not later than October 24, 1997. The Buyer will describe to the Seller in writing and in reasonable detail each discrepancy that, if unremedied, would cause the Aircraft not to be in the condition required by subsection (a) above as promptly as practicable, and in any event not later than the first business day after completion of the pre-purchase inspection (each such discrepancy so described by the Buyer to the Seller is referred to herein as a "Specified Discrepancy").

       6.Conditions Precedent. (a) The Seller's obligation to sell the Aircraft and to deliver the Aircraft to the Buyer is subject to satisfaction of the following conditions precedent:
(i) payment of the Purchase Price, (ii) tender of delivery of the document to be delivered by the Buyer pursuant to Section 4(c) and (iii) the fact that the representations and warranties of the Buyer set forth in this Agreement are true and correct in all respects on the Delivery Date and that the Buyer has performed all of its covenants and agreements hereunder to be performed on or before the Delivery Date.

       (b) The Buyer's obligation to purchase the Aircraft and to pay the Purchase Price to the Seller is subject to satisfaction of the following conditions precedent: (i) tender of delivery of the Aircraft in compliance with this Agreement,
(ii) tender of delivery of the documents to be delivered by the Seller pursuant to Section 4(b), (iii) the fact that the representations and warranties of the Seller set forth in this Agreement are true and correct in all respects on the Delivery Date and that the Seller has performed all of its covenants and agreements hereunder to be performed on or before the Delivery Date and (iv) the fact that each Specified Discrepancy has either has been corrected or (only in the case of Specified Discrepancies that do not affect the airworthiness of the

Aircraft) the Seller has agreed in writing to remedy such Specified Discrepancy at its expense within one year after the Delivery Date. The Buyer will have a reasonable opportunity to confirm satisfaction of the conditions precedent, including a "walk-around" visual inspection of the Aircraft at the delivery location.

       7.Representations of the Seller. The Seller represents and warrants to the Buyer that:

       (a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to perform its obligations hereunder.

       (b) The execution, delivery and performance by the Seller of this Agreement are within the Seller's company power, have been duly authorized by all necessary company action, require no action by or in respect of any governmental body, agency or official and do not contravene applicable law or regulation, the certificate of formation or limited liability company agreement of the Seller, or any agreement or other instrument binding upon the Seller.

       (c) This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles, whether considered in an action at law or in equity.

       (d) There is no action, suit or proceeding pending against, or to the knowledge of the Seller threatened against or affecting, the Seller before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would adversely affect the Seller's ability to perform its obligations hereunder.

       (e) The Seller is the sole owner of the Aircraft and on the Delivery Date the Seller will have, and will transfer to the Buyer, good and marketable title to the Aircraft, free and clear of all liens, security interests, charges and encumbrances, other than liens, security interests, charges and encumbrances arising from acts or omissions of the Buyer.

       8.Representations of the Buyer. The Buyer represents and warrants to the Buyer that:

       (a) The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to perform its obligations hereunder.

       (b) The Buyer (or, if the Buyer has designated another person or entity to be named as transferee in the documents to be delivered by the Seller on the Delivery Date, such other person or entity) is a "citizen of the United States" within the meaning of the FAAct.

       (c) The execution, delivery and performance by the Buyer of this Agreement are within the Buyer's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of any governmental body, agency or official and do not contravene applicable law or regulation, the articles of incorporation or by-laws of the Buyer, or any agreement or other instrument binding upon the Buyer.

       (d) This Agreement constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles, whether considered in an action at law or in equity.

       (e) There is no action, suit or proceeding pending against, or to the knowledge of the Buyer threatened against or affecting, the Buyer before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would adversely affect the Buyer's ability to perform its obligations hereunder.

       9.NO OTHER WARRANTIES BY THE SELLER. (A) THE AIRCRAFT AND ALL OTHER ITEMS DELIVERED BY THE SELLER TO THE BUYER HEREUNDER WILL BE DELIVERED TO THE BUYER "AS IS." THE EXPRESS WARRANTIES OF THE SELLER SET FORTH IN SECTION 7 OF THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES BY THE SELLER, WHETHER WRITTEN, ORAL OR IMPLIED. THE SELLER WILL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE AIRCRAFT OR ANY OTHER ITEM. THE SELLER DISCLAIMS AND THE BUYER WAIVES ALL WARRANTIES, GUARANTIES AND LIABILITIES OF THE SELLER, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW. IN NO EVENT WILL THE SELLER BE LIABLE FOR (i) INJURIES TO PERSONS OR PROPERTY, (ii) INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION ANY LOSS OF PROFITS, REVENUE, BUSINESS OR OPPORTUNITY) OR (iii) ANY OTHER LOSS OR DAMAGE WHATSOEVER AFTER DELIVERY OF THE AIRCRAFT TO THE BUYER (EXCEPT AS SET FORTH IN SECTION 12), IT BEING AGREED AND UNDERSTOOD THAT ALL SUCH RISKS ARE TO BE BORNE BY THE BUYER AFTER DELIVERY.

       (B) All of the following descriptions of the Aircraft are expressly excluded from, and are not a part of this
Agreement: (i) any description not set forth in this Agreement (including without limitation any description included in the Seller's or any broker's sales material, any sample provided by the Seller or any broker or any description provided by the Buyer) and (ii) any description in this Agreement or elsewhere stated as an estimate or an approximation, referred to as not guaranteed or constituting a general description of quality (which is understood to be an expression of the Seller's opinion only). None of such descriptions are warranted, and the Buyer will not rely on any such description in entering into or performing this Agreement.

       10. Registration. The Buyer will cause the Aircraft to be registered in its name with the FAA on the Delivery Date.

        11. Force Majeure; Casualty Before Delivery. (a) The Seller will not be responsible for any failure or delay in performing its obligations hereunder (including without limitation its obligation to sell and deliver the Aircraft) to the extent arising out of causes beyond the Seller's control, including without limitation: acts of God, war, armed hostilities, riots, fires, floods, storms, earthquakes, explosions, accidents, governmental acts or failures to act (whether or not under legal authority), strikes or labor troubles or failure or delay in transportation (a "Force Majeure Event"). If, as a result of a Force Majeure Event, the Seller is not able to deliver the Aircraft until after the Outside Date, the Deposit will be returned by the Escrow Agent to the Buyer and neither the Buyer not the Seller will have any further obligations hereunder.

       (b)    If, before the Delivery Date, there is an Event of
Loss: (i) with respect to the Airframe, the Deposit will be returned by the Escrow Agent to the Buyer and neither the Buyer nor the Seller will have any further obligations hereunder or
(ii) with respect to an Engine, the Seller will attempt to substitute therefor another engine of the same make and model that has a value, utility, modification status and remaining useful life equal to or better than the Engine that suffered an Event of Loss.

       "Event of Loss" with respect to the Airframe or any Engine means any loss, damage or destruction that renders the Airframe or such Engine (as the case may be) unfit for normal use or such that repairs are not commercially feasible, or any condemnation, confiscation, appropriation or seizure of the Airframe or such Engine (as the case may be).

       12. Title Warranty. The Seller will indemnify and hold harmless the Buyer from and against all claims, damages, losses, liabilities and judgments (including reasonable attorneys' fees and expenses) arising out of the breach of the representation and warranty of title set forth in Section 7(e).

       13. Taxes. The Buyer will be solely responsible for the payment of all federal, state and local sales, use, value added, transfer, property or other taxes, assessments, charges, fees or duties which may be applicable to the purchase, sale or delivery of the Aircraft or payment therefor (other than taxes levied upon the Seller's net income, or upon the Seller's gross receipts, in lieu of taxes imposed upon net income), whether levied against or payable by the Buyer or the Seller, and will indemnify and hold harmless the Seller against any such tax.

       14. Miscellaneous. (a) Brokerage. Seller will be responsible for the fees of Peerless Aviation Services Ltd. (the "Broker") in connection with the sale of the Aircraft by the Seller to the Buyer. Each of the Buyer and the Seller represents and warrants to the other that the negotiations relative to this Agreement and the transaction contemplated hereby have been carried on in such manner as not to give rise to any valid claims against either of the parties hereto for brokerage commission, finder's fees, or any other like payment to any person (other than the Broker). In the event that a claim is made, the party responsible for the breach of this paragraph will indemnify the other for any damages, including reasonable attorneys' fees, arising therefrom.

       (b) Notices. All notices and communications hereunder will be in writing (including facsimile transmission or similar writing) and will be given to the following address:

          If to the Seller
          9th floor, Waterfront Centre
          200 Burrard Street
          Vancouver, BC  V6C 3L6
          Canada
          Attention: A.P. Singh
          Telecopier: 604-687-7140

          with a copy to
          Bogle & Gates P.L.L.C.
          Two Union Square
          601 Union Street
          Seattle, Washington 98101-2346
          Attention: Scot J. Johnston
          Telecopier: 206-621-2660

          If to the Buyer
          6005 Las Vegas Boulevard South
          Las Vegas, Nevada 89119
          Attention: Robert Hecht
          Telecopier: 702-736-6356

          with a copy to
          Mirage Resorts, Incorporated
          3260 South Industrial Road
          Las Vegas, Nevada 89109
          Attention: Peter C. Walsh
          Telecopier: 702-792-4868

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication will be effective when delivered at the address specified in this Section. Failure to provide a copy of any notice to a person that is not a party to this Agreement will not affect the effectiveness of the notice to such party.

       (c) Survival. Each of the representations, warranties and obligations of the Buyer and the Seller will survive the Delivery Date, except as otherwise provided herein or in any other document delivered on the Delivery Date.

       (d) Amendment and Waivers. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by both parties hereto. No failure or delay on the part of either party in exercising any of its powers or rights hereunder, nor any partial or single exercise thereof, will constitute a waiver thereof or will preclude any other or future exercise of any other power or right.

       (e) Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Washington. The parties hereby submit to the nonexclusive jurisdiction of the United States District Court for the Western District of Washington and of any Washington state court sitting in King County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

       (f) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors, but may not be assigned by either party without the prior written consent of the other party, in such party's sole discretion.

       (g) Headings and Captions. The headings and captions in this Agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

       (h) Counterparts; Integration. This Agreement may be signed in any number of counterparts, by manual or facsimile signature, each of which counterparts will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement (including the Exhibits hereto) and the documents to be delivered hereunder on the Delivery Date constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                              GOLDEN NUGGET AVIATION CORP.


                              By /s/ STEPHEN A. WYNN
                                 Title: President

                              IVANHOE CAPITAL AVIATION L.L.C.


                              By /s/ A.P. SINGH
                                 Title: Manager